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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 21, 2006


                               Simtek Corporation
               (Exact Name of Registrant as Specified in Charter)


          Colorado                   0-19027                     84-1057605
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)                Identification #)


              4250 Buckingham Dr. #100, Colorado Springs, CO 80907
                     (Address of Principal Executive Office)


                                 (719) 531-9444
              (Registrant's telephone number, including area code)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








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Item 1.01   Entry into a Material Definitive Agreement

     On September 21, 2006, Simtek Corporation ("Simtek"), closed the sale of 11,531,654 shares of its common stock for an aggregate purchase price of $4,555,000, pursuant to the terms of the Securities Purchase Agreement dated as of September 21, 2006 (the "Purchase Agreement"), among Simtek and Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC, US Special Opportunities Trust PLC, Premier RENN US Emerging Growth Fund Limited, Big Bend XXVII Investments, L.P., Crestview Capital Master LLC, Straus Partners, LP, Straus GEPT Partners, LP, SF Capital Partners Ltd., Brian Alleman, Steven Hayes, John C. McComb, Brian Stein, Toni Stein, The A.J. Stein
Family Trust and The A.J. Stein Family Partnership (the "Purchasers"). Warrants were also issued as part of the financing, with an exercise price of $0.54 per share, a five year term and equal to 15% of the shares issued, or a total of 1,729,755 shares. The proceeds are expected to be used for working capital to fund growth. Simtek and the Purchasers also executed a registration rights agreement (the "RR Agreement"), pursuant to which Simtek has agreed to register under the Securities Act of 1933, as amended, the resale by the Purchasers of the shares issued and shares issuable upon exercise of the warrants. Forms of the Purchase Agreement, RR Agreement and warrant are included as exhibits to this filing.

     Simtek is a party with certain of the Purchasers to previous financing agreements: (a) Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC, and US Special Opportunities Trust PLC (the "Renaissance Entities") acquired convertible debentures from Simtek in 2002, common stock and warrants from Simtek in 2003 and common stock from Simtek in 2005; (b) SF Capital Partners Ltd. acquired common stock and warrants from Simtek in 2004 and common stock from Simtek in 2005; and (c) Straus Partners, LP, Straus GEPT Partners, LP, Big Bend XXVII Investments, L.P. and Crestview Capital Master LLC acquired common stock from Simtek in 2005, in each case as previously disclosed. Robert Pearson, a director of Simtek, is also a Senior Vice President of RENN Capital Group, Inc., which is an affiliate of the Renaissance Entities. Certain of the Purchasers are also officers of Simtek. Brian Alleman is Chief Financial Officer, Steven Hayes is Vice President of Sales and John C. McComb is Vice President of Worldwide Operations of
Simtek. Alfred Stein, a director of Simtek, is also the trustee for The A.J. Stein Family Trust and The A.J. Stein Family Partnership. Brian Stein and Toni Stein are family members of Alfred Stein, director of Simtek.

     The description of the transaction described in this report does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement (and the exhibits thereto). The Purchase Agreement (and the exhibits thereto) are included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about Simtek or the Purchasers. The Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Simtek's public disclosures.


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Item 3.02   Unregistered Sale of Equity Securities

     On September 21, 2006, Simtek issued to the Purchasers, each of which is an accredited investor, a total of 11,531,654 shares of Simtek common stock for an aggregate price of $4,555,000 and warrants equal to 15% of the shares issued, or warrants to purchase a total of 1,729,755 shares. The issuance of the securities is exempt from registration pursuant to Rule 506 promulgated under, and Section 4(2) of, the Securities Act as the Purchasers are all sophisticated accredited investors, there was no general solicitation and the Purchasers had access to material information of Simtek.



Item 9.01  Financial Statements and Exhibits.

     (d)   Exhibits.

           Exhibit Number    Description
           --------------    -----------

                10.1 Form of Securities Purchase Agreement dated September 21, 2006, between Simtek and the Purchasers.

                10.2 Form of Registration Rights Agreement dated September 21, 2006, between Simtek and the Purchasers.

                10.3         Form of Stock Purchase Warrant dated
                             September 21, 2006, between Simtek and each of the Purchasers.

                99.1         Press release of Simtek, dated September 22, 2006.



















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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SIMTEK CORPORATION


                                       By: /s/ Brian Alleman
                                          --------------------------------------
                                          Brian Alleman, Chief Financial Officer


September 25, 2006
































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                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

   10.1 Form of Securities Purchase Agreement dated as of September 21, 2006, among Simtek and the Purchasers.

   10.2 Form of Registration Rights Agreement dated September 21, 2006, among Simtek and the Purchasers.

   10.3 Form of Stock Purchase Warrant dated September 21, 2006, between Simtek and each of the Purchasers

   99.1             Press release of Simtek, dated September 22, 2006.
































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